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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                            Investor Relations:
December 5, 2002                                 Pete Groth
                                                 207-775-8660
                                                 investor@fairchildsemi.com

                                                 Corporate Communications:
                                                 Fran Harrison
                                                 207-775-8576
                                                 fran.harrison@fairchildsemi.com

                                                 Public Relations Firm:
                                                 Barbara Ewen
                                                 CHEN PR
                                                 781-466-8282
                                                 bewen@chenpr.com


NEWS RELEASE

FAIRCHILD SEMICONDUCTOR UPDATES FOURTH QUARTER 2002 BUSINESS OUTLOOK

South Portland, Maine - Kirk Pond, president, CEO and chairman of the Board of Fairchild Semiconductor (NYSE: FCS) today stated the company's fourth quarter revenues are tracking ahead of original projections provided by the company during its third quarter earnings conference call.

"Seven weeks ago we guided fourth quarter revenues to be down 4-6% sequentially and stated that if we had stronger turns business (orders booked and shipped within the quarter) we could beat that guidance," said Pond. "Turns business has been seasonally strong through October and November, and we now expect fourth quarter revenues to be flat to down 3% sequentially. Our strongest orders have been from desktop, notebook, display, power supply and consumer segments. Our worldwide distribution channels remain relatively lean, as resales climbed slightly in October compared to September, while inventories decreased slightly. Distribution inventories at the end of October dropped below 13 weeks.

"The pricing environment has remained very aggressive as much of the business is very deal-driven, and we are battling for every large order," stated Pond. "We now expect overall pricing for fourth quarter shipments to be down 3-4% sequentially, with heavier declines in our low voltage power discretes and standard logic product lines. Our turns orders have been a little more heavily weighted toward the lower margin portion of our portfolio. Due to this price erosion and shift in product mix, we now expect gross margins could be sequentially down as much as 100-200 basis points this quarter. Previously announced cost reductions we initiated early in the quarter, which included employee reductions and temporary manufacturing shutdowns, are helping to offset this gross margin decline. We believe the current First Call consensus estimate for our fourth quarter pro forma earnings of $0.07 per share is challenging, but achievable, and will depend on our turns orders and revenues in December.


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"Our visibility into the first quarter remains limited," stated Pond. "Our current 13-week and 26-week backlogs are at roughly the same levels they were when we entered the fourth quarter. Unless we have an exceptionally strong Christmas sell through, we would anticipate first quarter 2003 revenues to be down, following our industry's typical seasonality. If demand in our end markets continues to rebound, we expect to return to more normal quarterly growth patterns through the remainder of 2003 and believe our internal programs to improve our product mix, further reduce manufacturing costs and increase our manufacturing insourcing will drive our gross margin percentage into the high 20s by the end of 2003. We remain committed to our longer term goal of growing at or above semiconductor industry growth rates and delivering gross margin percentages in the mid-30s at the midpoint of the business cycle."

Fairchild expects to report its fourth quarter and full year financial results on January 16, 2003.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:

The paragraphs above contain forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

ABOUT FAIRCHILD SEMICONDUCTOR:

Fairchild Semiconductor (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.